Exhibit (a)(5)(LLL)

3 days remain New term, April 3rd
Now, or when?

Endesa firmly recommends E.ON’s 40 € per share and in cash offer.
And this is no coincidence.
Acciona and Enel have not launched a tender offer and, legally, they cannot launch another tender offer for Endesa now, nor will they be able to do so at least until after six months. At least.
Today, the only real offer for Endesa for retail and institutional shareholders is E.ON’s.

The reality is this: if you want to sell at 40€* do it now. You do not know when you will be able to find an offer like this one.

If you need more information, please see the prospectus, call the free number 00800 7710 9971, go to www.eonsi.com or go to your bank.

*This amount may be reduced by any dividend paid out by Endesa until the publication of the result of the offer.

e-on New energy

An explanatory prospectus of the offer registered with the CNMV exists and is available to the shareholders in the corporate addresses of E.ON, Endesa, Santander Investment and the Stock Exchanges of Madrid,
Barcelona, Bilbao and Valencia, as well as at the CNMV itself and on the web pages of Endesa and E.ON.

2 days remain New term, April 3rd
Now, or when?

Endesa firmly recommends E.ON’s 40 € per share and in cash offer.
And this is no coincidence.
Acciona and Enel have not launched a tender offer and, legally, they cannot launch another tender offer for Endesa now, nor will they be able to do so at least until after six months. At least.
Today, the only real offer for Endesa for retail and institutional shareholders is E.ON’s.

The reality is this: if you want to sell at 40€* do it now. You do not know when you will be able to find an offer like this one.

If you need more information, please see the prospectus, call the free number 00800 7710 9971, go to www.eonsi.com or go to your bank.

*This amount may be reduced by any dividend paid out by Endesa until the publication of the result of the offer.

e-on New energy

An explanatory prospectus of the offer registered with the CNMV exists and is available to the shareholders in the corporate addresses of E.ON, Endesa, Santander Investment and the Stock Exchanges of Madrid,
Barcelona, Bilbao and Valencia, as well as at the CNMV itself and on the web pages of Endesa and E.ON.

Tomorrow Last day
Now, or when?

Endesa firmly recommends E.ON’s 40 € per share and in cash offer.
And this is no coincidence.
Acciona and Enel have not launched a tender offer and, legally, they cannot launch another tender offer for Endesa now, nor will they be able to do so at least until after six months. At least.
Today, the only real offer for Endesa for retail and institutional shareholders is E.ON’s.

The reality is this: if you want to sell at 40€* do it now. You do not know when you will be able to find an offer like this one.

If you need more information, please see the prospectus, call the free number 00800 7710 9971, go to www.eonsi.com or go to your bank.

*This amount may be reduced by any dividend paid out by Endesa until the publication of the result of the offer.

e-on New energy

An explanatory prospectus of the offer registered with the CNMV exists and is available to the shareholders in the corporate addresses of E.ON, Endesa, Santander Investment and the Stock Exchanges of Madrid,
Barcelona, Bilbao and Valencia, as well as at the CNMV itself and on the web pages of Endesa and E.ON.

Tomorrow last day
e-on

There is a prospectus of the offer registered with the CNMV Registry and available for shareholders at the registered offices of E.ON, Endesa, Santander Investment and the stock markets of Madrid, Barcelona, Bilbao and Valencia, as well as at the CNMV itself and at the websites of Endesa and E.ON

 On January 26, 2007, E.ON Aktiengesellschaft (“E.ON”), through its wholly owned subsidiary E.ON Zwölfte Verwaltungs GmbH, filed a tender offer statement on Schedule TO regarding its tender offer for ordinary shares and ADSs of Endesa S.A. (“Endesa”) with the U.S. Securities and Exchange Commission (“SEC”). Endesa investors and security holders are urged to read the U.S. tender offer statement (as updated and amended), because it contains important information. Furthermore, Endesa investors and security holders are urged to read the Spanish prospectus from E.ON regarding the Spanish tender offer for Endesa because it contains important information. The Spanish prospectus and certain complementary documentation were authorized in Spain by the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Investors and security holders may obtain a free copy of the Spanish prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, Santander Investment Bolsa SV SA, Santander Investment SA, Corredores de Bolsa, and elsewhere. The Spanish prospectus is also available on the web sites of the CNMV (www.cnmv.es), E.ON (www.eon.com), and elsewhere. Likewise, Endesa investors and security holders may obtain a free copy of the U.S. tender offer statement and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53.